Exhibit 24.1

to Registration Statement

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Glen F. Post, III, R. Stewart Ewing, Jr. and Stacey W. Goff, or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of CenturyLink, Inc. relating to the deferred offering of, among other things, debt securities, preferred stock, depositary shares, common stock, warrants and units of CenturyLink, Inc., and any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 27 day of February, 2015.

Signature	Title	Date

/s/ William A. Owens	Chairman of the Board of Directors	February 27, 2015
William A. Owens

/s/ Harvey P. Perry	Vice Chairman of the Board of Directors	February 27, 2015
Harvey P. Perry

/s/ Virginia Boulet	Director	February 27, 2015
Virginia Boulet

/s/ Peter C. Brown	Director	February 27, 2015
Peter C. Brown

/s/ Richard A. Gephardt	Director	February 27, 2015
Richard A. Gephardt

/s/ W. Bruce Hanks	Director	February 27, 2015
W. Bruce Hanks

/s/ Gregory J. McCray	Director	February 27, 2015
Gregory J. McCray

/s/ C.G. Melville, Jr.	Director	February 27, 2015
C.G. Melville, Jr.

Signature	Title	Date

/s/ Fred R. Nichols	Director	February 27, 2015
Fred R. Nichols

/s/ Glen F. Post, III	Director	February 27, 2015
Glen F. Post, III

/s/ Michael J. Roberts	Director	February 27, 2015
Michael J. Roberts

/s/ Laurie A. Siegel	Director	February 27, 2015
Laurie A. Siegel

/s/ Joseph R. Zimmel	Director	February 27, 2015
Joseph R. Zimmel